XFONE, INC. TO DUAL-LIST ON THE
TEL AVIV STOCK EXCHANGE

JACKSON, MS - (PR NEWSWIRE) - July 19, 2006 -XFONE, Inc. (AMEX:XFN) (“XFONE” or “the Company”), an international diversified communications services company, today announced that the Israel Securities Authority and the Tel Aviv Stock Exchange (“TASE”) have approved the dual listing of the Company on the TASE. Trading on TASE is expected to commence on July 24, 2006. XFONE’s shares of common stock will continue to be listed on the American Stock Exchange (“AMEX”) trading under ticker symbol “XFN”, and will continue to be subject to all the rules and regulations of the AMEX and the U.S. Securities and Exchange Commission.

“In light of the growing success of XFONE’s international business operations, and particularly that of our Israel-based subsidiary, XFONE 018, we felt the time was right to pursue a dual listing on the TASE to help promote much broader and more convenient international institutional investment and market support of XFONE,” stated Guy Nissenson, President and Chief Executive Officer of XFONE, Inc. Continuing, Mr. Nissenson added, “Additional advantages of the dual listing include longer trading hours and lower trading costs. We strongly believe that the dual listing will enhance Xfone market exposure and increase trading volume”.

“We are delighted to welcome XFONE to the TASE” commented Ronit Harel Ben-Ze'ev, Senior Vice-President and Head of Economics Department at the Tel Aviv Stock Exchange. Ms. Harel Ben-Ze'ev added, “Nearly 35 companies whose shares are traded on the New York Stock Exchange (NYSE), the NASDAQ, or the London Stock Exchange (LSE) Main Market have already dual-listed in the TASE. Dual-listing exposes these companies to the Israeli investment community”.

About XFONE, Inc.
A U.S.-domiciled corporation, XFONE, Inc. is an international voice, video and data communications services provider with operations in the United Kingdom, the United States and Israel that offers a wide range of services, which include: local, long distance and international telephone services; prepaid and postpaid calling cards; cellular services reselling opportunities; and email and fax broadcasting services. The Company serves customers across Europe, Asia, North America, South America, Australia and Africa.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Company's securities.

This press release contains forward-looking statements. The words or phrases "should," "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." The Company's financial results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this press release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, and license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

For More Information, Please Contact:

At XFONE, Inc.
Alon Mualem, Chief Financial Officer,
011-972-39254446 or via email at alonm@xfone.com
Or
Elite Financial Communications Group
Dodi Handy, 407-585-1080 or via email at xfn@efcg.net